Exhibit 99.2

news

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FIRST QUARTER 2011 RESULTS

Reports diluted FFO per share of $1.12                    Reports diluted EPS of $0.29

BOSTON, MA, May 2, 2011 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2011.

Funds from Operations (FFO) for the quarter ended March 31, 2011 were $160.0 million, or $1.13 per share basic and $1.12 per share diluted. This compares to FFO for the quarter ended March 31, 2010 of $149.6 million, or $1.08 per share basic and $1.07 per share diluted. FFO for the quarter ended March 31, 2010 includes income of $0.05 per share on a diluted basis related to the termination of a lease resulting from the suspension of construction on the Company’s 250 West 55th Street development project in New York City. The weighted average number of basic and diluted shares outstanding totaled 142,094,867 and 143,965,007, respectively, for the quarter ended March 31, 2011 and 138,930,935 and 141,058,014, respectively, for the quarter ended March 31, 2010.

Net income available to common shareholders was $40.8 million for the quarter ended March 31, 2011, compared to $52.7 million for the quarter ended March 31, 2010. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2011 was $0.29 basic and $0.29 on a diluted basis. This compares to EPS for the first quarter of 2010 of $0.38 basic and $0.38 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2011. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2011, the Company’s portfolio consisted of 150 properties, comprised primarily of Class A office space, one hotel, two residential properties and three retail properties, aggregating approximately 40.9 million square feet, including six properties under construction totaling 2.2 million square feet. In addition, the Company has structured parking for vehicles containing approximately 14.7 million square feet. The overall percentage of leased space for the 143 properties in service as of March 31, 2011 was 91.7%.

Significant events during the first quarter included:

•

On January 14, 2011, the Company placed in-service approximately 57% of the office component of its Atlantic Wharf development project located in Boston, Massachusetts. The office component, which is comprised of approximately 790,000 net rentable square feet, is currently 79% leased.

•

On January 20, 2011, as reported in the Company’s Current Report on Form 8-K filed on January 21, 2011, the Company’s Compensation Committee approved outperformance awards under the Company’s 1997 Stock Option and Incentive Plan to officers and employees of the Company. These awards (the “2011 OPP Awards”) are part of a broad-based, long-term incentive compensation program designed to provide the Company’s management team with the potential to earn equity awards subject to the Company “outperforming” and creating shareholder value in a pay-for-performance structure. Recipients of 2011 OPP Awards will share in a maximum outperformance pool of $40 million if the total return to shareholders, including both share appreciation and dividends, exceeds absolute and relative hurdles over a three-year measurement period from February 1, 2011 to January 31, 2014. Earned awards are subject to two-years of time-based vesting after the performance measurement date. Investors are encouraged to refer to the Form 8-K referenced above for a detailed discussion of the terms and conditions of the 2011 OPP Awards, including the manner in which the outperformance pool is calculated. Under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation” the 2011 OPP Awards have an aggregate value of approximately $7.8 million, which amount will be amortized into earnings over the five-year plan period under the graded vesting method. The Company recognized approximately $0.5 million of compensation expense associated with the 2011 OPP Awards during the first quarter of 2011.

•

On February 1, 2011, the Company completed the acquisition of Bay Colony Corporate Center in Waltham, Massachusetts for an aggregate purchase price of approximately $185.0 million. The purchase price consisted of approximately $41.1 million of cash and the assumption of approximately $143.9 million of indebtedness. The assumed debt is a securitized senior mortgage loan that bears interest at a fixed rate of 6.53% per annum and matures on June 11, 2012. The loan requires interest-only payments with a balloon payment due at maturity. Bay Colony Corporate Center is an approximately 970,000 net rentable square foot, four-building Class A office park situated on a 58-acre site in Waltham, Massachusetts. At March 31, 2011, the property was 65% leased.

•

On February 5, 2011, the measurement period for the Company’s 2008 OPP Awards ended and, because the performance-based hurdles associated with such awards were not met, all of the 2008 OPP Awards were automatically forfeited, the plan terminated and the Company recognized approximately $4.3 million of remaining unrecognized compensation expense.

•

On March 1, 2011, the Company placed in-service approximately 13% of the office component of its 2200 Pennsylvania Avenue development project located in Washington, DC. The office component, which is comprised of approximately 460,000 net rentable square feet, is currently 84% leased.

•

On March 16, 2011, the Company’s Value-Added Fund extended the maturity date by two months to May 31, 2011 of the mortgage loan collateralized by its Mountain View Technology Park property located in Mountain View, California totaling approximately $24.7 million. The mortgage loan bears interest at a variable rate equal to LIBOR plus 1.50% per annum and was scheduled to mature on March 31, 2011.

•

On March 26, 2011, a joint venture in which the Company has a 30% interest commenced the redevelopment of 500 North Capitol Street, NW located in Washington, DC. On January 18, 2011, the joint venture entered into a lease with a major law firm for approximately 171,000 square feet of space. The Company expects to complete the redevelopment of the approximately 232,000 net rentable square foot Class A office project during the fourth quarter of 2012.

•

On March 31, 2011, a joint venture in which the Company has a 50% interest refinanced its construction loan collateralized by Annapolis Junction located in Annapolis, Maryland. The construction loan totaling approximately $42.7 million bore interest at a variable rate equal to LIBOR plus 1.00% per annum and was scheduled to mature on September 12, 2011. The new mortgage loan totaling approximately $42.3 million bears interest at a variable rate equal to LIBOR plus 1.75% per annum and matures on March 31, 2018 with one, three-year extension option, subject to certain conditions.

•

During the first quarter of 2011, the Company utilized its “at the market” (ATM) stock offering program to issue an aggregate of 3,695,215 shares of its common stock for gross proceeds of approximately $350.0 million and net proceeds of approximately $345.4 million. As of March 31, 2011, approximately $50.0 million remained available for issuance under this ATM program. During the second quarter of 2011 through April 5, 2011, the Company issued an additional 533,778 shares of its common stock for gross proceeds of approximately $50.0 million and net proceeds of approximately $49.3 million. The Company intends to use the net proceeds from the sales for general business purposes, which may include investment opportunities and debt reduction, and pending these uses has invested the cash in short-term, interest bearing accounts. The Company’s ATM stock offering program provided the Company with the ability to sell from time to time up to an aggregate of $400.0 million of its common stock through sales agents for a three-year period. Accordingly, no amount remains available for issuance under this ATM program.

Transactions completed subsequent to March 31, 2011:

•

On April 15, 2011, the Company entered into an agreement with The Broad Institute, Inc. (the “Broad”) to convey a condominium interest in 75 Ames Street, upon completion of the development of the property. 75 Ames Street is a vacant land parcel adjacent to the Company’s Cambridge Center West Garage and Seven Cambridge Center properties. The Company will serve as project manager for a 250,000 square foot research laboratory building to be developed on the site at the Broad’s expense. Gross proceeds will aggregate approximately $56.0 million in an all cash transaction in which the Company expects to realize net proceeds of approximately $47.5 million which includes $11.4 million of development fees for the Company’s services. The closing is subject to customary conditions and termination rights for transactions of this type. There can be no assurance that the closing will occur on the terms currently contemplated or at all.

•

On April 21, 2011, the Company entered into an agreement to sell its Carnegie Center portfolio located in Princeton, New Jersey for approximately $468.0 million. The buyer is a joint venture between Normandy Real Estate Partners and The Landis Group. Carnegie Center is a sixteen building Class A office park set on 560 acres of professionally landscaped grounds and totaling more than 2.0 million net rentable square feet. The agreement does not include the sale of the Company’s One Tower Center property located in East Brunswick, New Jersey. Under the terms of the agreement, either party may terminate the agreement at any time without any cost or payment to the other party. If the closing does not occur on or prior to June 21, 2011, which is the date by which the Company must complete the sale in order to include it as part of a “like kind exchange” under Section 1031 of the Internal Revenue Code, then the agreement will terminate. There can be no assurance that the sale will be consummated on the terms currently contemplated or at all.

•

On May 2, 2011, the Company placed in-service approximately 16% of its 510 Madison Avenue development project located in New York City. 510 Madison Avenue is an approximately 347,000 net rentable square foot Class A office property. The property is currently 36% leased.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2011 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. In particular, the estimates include ($0.09) per share dilution resulting from equity issuances under the Company’s ATM program and ($0.09) per share dilution from the anticipated sale of Carnegie Center by June 21, 2011, in each case for the full year 2011, but do not include the impact of a potential re-start of construction activities and corresponding capitalization of interest on the Company’s 250 West 55th Street development site in New York City. The estimates also do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	Second Quarter 2011			Full Year 2011
	Low	-	High	Low	-	High
Projected EPS (diluted)	$1.11	-	$1.13	$1.96	-	$2.06
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.81	-	0.81	3.23	-	3.23
Less:
Projected Company Share of Gains on Sales of Real Estate	0.74	-	0.74	0.74	-	0.74

Projected FFO per Share (diluted)	$1.18	-	$1.20	$4.45	-	$4.55

Boston Properties will host a conference call on Tuesday, May 3, 2011 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2011 results, the 2011 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 54693985. A replay of the conference call will be available through May 17, 2011, by dialing (800) 642-1687 (Domestic) or (706) 645-9291 (International) and entering the passcode 54693985. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ first quarter 2011 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, two residential properties and three retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, DC, San Francisco and Princeton, NJ.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2011, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$11,567,294	$10,933,977
Construction in progress	681,342	1,073,402
Land held for future development	759,786	757,556
Less: accumulated depreciation	(2,411,378)	(2,323,818)

Total real estate	10,597,044	10,441,117

Cash and cash equivalents	747,305	478,948
Cash held in escrows	305,692	308,031
Investments in securities	9,800	8,732
Tenant and other receivables, net of allowance for doubtful accounts of $1,787 and $2,081, respectively	54,740	60,813
Related party note receivable	270,000	270,000
Interest receivable from related party note receivable	75,280	69,005
Accrued rental income, net of allowance of $3,941 and $3,116, respectively	463,117	442,683
Deferred charges, net	449,076	436,019
Prepaid expenses and other assets	100,897	65,663
Investments in unconsolidated joint ventures	762,522	767,252

Total assets	$13,835,473	$13,348,263

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$3,188,025	$3,047,586
Unsecured senior notes, net of discount	3,016,743	3,016,598
Unsecured exchangeable senior notes, net of discount	1,732,496	1,721,817
Unsecured line of credit	—	—
Accounts payable and accrued expenses	171,617	186,059
Dividends and distributions payable	83,019	81,031
Accrued interest payable	88,070	62,327
Other liabilities	210,392	213,000

Total liabilities	8,490,362	8,328,418

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 145,137,329 and 140,278,005 shares issued and 145,058,429 and 140,199,105 shares outstanding in 2011 and 2010, respectively	1,451	1,402
Additional paid-in capital	4,771,659	4,417,162
Dividends in excess of earnings	(56,479)	(24,763)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(17,867)	(18,436)

Total stockholders’ equity attributable to Boston Properties, Inc.	4,696,042	4,372,643

Noncontrolling interests:
Common units of the Operating Partnership	594,002	592,164
Property partnerships	(585)	(614)

Total equity	5,289,459	4,964,193

Total liabilities and equity	$13,835,473	$13,348,263

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2011	2010
	(in thousands, except for per share amounts)
	(unaudited)

Revenue
Rental
Base rent	$339,535	$302,383
Recoveries from tenants	45,896	45,544
Parking and other	19,068	15,297

Total rental revenue	404,499	363,224
Hotel revenue	5,948	5,903
Development and management services	7,428	8,944

Total revenue	417,875	378,071

Expenses
Operating
Rental	139,971	124,985
Hotel	5,739	5,268
General and administrative	24,643	26,822
Acquisition costs	72	—
Gain from suspension of development	—	(7,200)
Depreciation and amortization	109,428	83,075

Total expenses	279,853	232,950

Operating income	138,022	145,121
Other income (expense)
Income from unconsolidated joint ventures	7,976	7,910
Interest and other income	974	1,710
Gains from investments in securities	373	200
Interest expense	(99,151)	(92,029)
Losses from early extinguishments of debt	—	(2,170)

Income from continuing operations	48,194	60,742
Gain on sale of real estate	—	1,765

Net income	48,194	62,507
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(529)	(804)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(823)	(892)
Noncontrolling interest - common units of the Operating Partnership	(6,029)	(7,870)
Noncontrolling interest in gain on sale of real estate - common units of the Operating Partnership	—	(227)

Net income attributable to Boston Properties, Inc.	$40,813	$52,714

Basic earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.29	$0.38

Weighted average number of common shares outstanding	142,095	138,931

Diluted earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.29	$0.38

Weighted average number of common and common equivalent shares outstanding	142,504	139,597

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended March 31,
	2011	2010
	(in thousands, except for per share amounts)
	(unaudited)

Net income attributable to Boston Properties, Inc.	$40,813	$52,714

Add:
Noncontrolling interest in gain on sale of real estate - common units of the Operating Partnership	—	227
Noncontrolling interest - common units of the Operating Partnership	6,029	7,870
Noncontrolling interest - redeemable preferred units of the Operating Partnership	823	892
Noncontrolling interests in property partnerships	529	804
Less:
Gain on sale of real estate	—	1,765

Income from continuing operations	48,194	60,742

Add:
Real estate depreciation and amortization (2)	136,104	113,618
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	993	1,755
Noncontrolling interest - redeemable preferred units of the Operating Partnership	823	892

Funds from operations (FFO) attributable to the Operating Partnership	182,482	171,713

Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	22,502	22,117

Funds from operations attributable to Boston Properties, Inc.	$159,980	$149,596

Boston Properties, Inc.’s percentage share of funds from operations - basic	87.67%	87.12%

Weighted average shares outstanding - basic	142,095	138,931

FFO per share basic	$1.13	$1.08

Weighted average shares outstanding - diluted	143,965	141,058

FFO per share diluted	$1.12	$1.07

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $109,428 and $83,075, our share of unconsolidated joint venture real estate depreciation and amortization of $27,065 and $31,013, less corporate-related depreciation and amortization of $389 and $470 for the three months ended March 31, 2011 and 2010, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2011	December 31, 2010
Greater Boston	88.0%	89.4%
Greater Washington, DC	96.3%	97.3%
Midtown Manhattan	96.7%	96.9%
Princeton/East Brunswick, NJ	79.9%	80.8%
Greater San Francisco	88.1%	92.9%

Total Portfolio	91.7%	93.2%

	% Leased by Type
	March 31, 2011	December 31, 2010
Class A Office Portfolio	91.9%	93.6%
Office/Technical Portfolio	87.2%	85.5%

Total Portfolio	91.7%	93.2%